EXHIBIT 10.28

                           Memorandum of Understanding

Party A : Liuzhou OVM Joint Stock Co. Ltd.
Party B : HVM Development Limited

As joint venture partners of Liuzhou OVM Construction Machinery Co. Ltd. (hereinafter as "JV"), both parties reach the following agreements in respect of the JV:

1.       Change of Name of the JV
         a.       Party B agrees a proposal by Party A for the change of name of the JV.
         b.       Both parties agree that all procedures in respect of change of name of the JV shall be completed by July 31, 2001.
         c.       Party A's warranty: within 3 years from the date of completion of change of name of the JV, Party A or its affiliated
                  companies shall not use such names as "Liuzhou (City) OVM Construction and Machinery Co. Ltd." or "Liuzhou (City) OVM
                  Construction and Machinery.......). But Liuzhou (City) OVM
                  Stock Co. Ltd. is permitted.

2.       Annual Audit of the JV
         Party A's warranty: After this memorandum becomes effective, Party A shall provide the duplicate of its business license and other related information to the JV in order to facilitate the completion of the annual audit of the JV.

3.       Transfer of 30% interest in the JV by Party A

         Party A agrees to transfer the 30% equity interest in the JV to Party
         B. Both parties shall reach a transfer agreement separately.

4. Transfer of share ownership of Liuzhou OVM Prestress Construction Co. Ltd. (hereinafter as "Construction Co.") by the JV
         The JV agrees to transfer the equity interest in the Construction Co. to Party A. Party A and the JV shall reach a transfer agreement separately.

5. This Memorandum is in duplicates and shall take effect from the date of signing by both parties.

Party A : Liuzhou OVM Joint Stock Co. Ltd.

/s/ Chen Qian
----------------------------
Chen Qian

Party B : HVM Development Limited

/s/ Ching Lung Po
----------------------------
Ching Lung Po

April 29, 2001

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April 29, 2001

OVM International Holding Corporation
Room 2105, West Tower, Shun Tak Centre,
200 Connaught Road C., Sheung wan,
Hong Kong.

Attn: Mr. Ching Lung Po

Dear Sirs,

Re: English Translation of Chinese Documents

We have reviewed the Chinese version and the English translation of the following documents which you have provided:

1. Agreement on the Use of Trademark dated November 18, 2000 between Liuzhou OVM Construction Machinery Company Limited and Shenzhen Hong Da Technical Company Limited

2. Memorandum of Understanding dated April 29, 2001 between Liuzhou OVM Joint Stock Co. Ltd. and HVM Development Limited

Please note that we do not hold qualification in translation but to the extent that we have reviewed the above English translation, we believe the translation should be fair and correct translation of the corresponding Chinese documents above.


Yours sincerely,



/s/Li Song Zhang
-----------------------
Li Song Zhang
Senior Lawyer